Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-188717) of Tableau Software, Inc. of our report dated February 27, 2014 relating to the consolidated financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, Washington
February 27, 2014